UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2010

TIDEWATER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 568-1010
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth in Item 2.03 below is hereby incorporated by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 9, 2010, Tidewater Inc. (the “Company”), certain subsidiaries of the Company (the “Obligors”) and a group of institutional investors executed a note purchase agreement (the “Note Purchase Agreement”) in regards to $425 million of senior unsecured notes (the “Notes”). The Note Purchase Agreement contemplates closings on October 15, 2010 and December 30, 2010, when the Company expects to issue multiple series of notes totaling $310 million and $115 million, respectively. The Notes will have maturities ranging from 5 years to 12 years and have a weighted average life to maturity of approximately 9 years. The Notes may be retired before their respective scheduled maturity dates subject only to a make-whole provision. The weighted average coupon on the Notes is 4.25%.
     The notes will be sold in a private placement to purchasers that are accredited investors and will be restricted securities that may not be resold by such purchasers except pursuant to an exemption from registration under the federal securities laws.
     Repayments under the Note Purchase Agreement may be accelerated by each of the institutional investors upon the occurrence of customary events of default. The Note Purchase Agreement requires that the Obligors not permit consolidated debt to exceed 55% of consolidated total capitalization. In addition, under certain circumstances, certain subsidiaries of the Company that are not Obligors will guarantee the Notes.
     The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the actual agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.
     On September 9, 2010, Tidewater Inc. issued a press release announcing the execution of the Note Purchase Agreement, a copy of which is included as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits

Exhibit Number	Description
10.1	Note Purchase Agreement, dated September 9, 2010, by and among Tidewater Inc. and certain institutional investors.

99.1	Press Release of Tidewater Inc. dated September 9, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.
September 15, 2010	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, Secretary and General Counsel